Consent of Arthur Andersen LLP


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statement file nos. 333-57059, 333-56605, 333-33569, 333-72873 and
333-84421.


                             /s/ Arthur Andersen LLP

Philadelphia, Pa.
  September 27, 2000